Fourth Quarter 2012 Earnings Conference Call Supplemental Information January 22, 2013 FIRSTMERIT Corporation

Forward-Looking Statements Disclosure This presentation contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Corporation, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Corporation's business, success of the Corporation’s efforts to reduce operating expenses, the Corporation’s ability to successfully complete the proposed acquisition of Citizen’s Republic Bancorp, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Corporation's periodic reports and registration statements filed with the Securities and Exchange Commission. The Corporation undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release. 2

3  55th consecutive quarter of profitability  Net income of $38.2 million/$0.35 per diluted share • Return on average assets of 1.03% • Return on average equity of 9.30%  Dividend of $0.16 per share  Solid asset quality results • NCO ratio at 0.34% • NPA ratio at 0.57%  Average commercial* loan growth of $258.7 million, or 3.16%, compared with 3Q12  Average core deposit growth of $109.1 million, or 1.08%, compared with 3Q12  Robust tangible common equity ratio of 8.16% at 12/31/12 4Q 2012 Highlights (*) Excluding covered loans

4 Income Statement Highlights Financial Highlights (dollars in thousands except per share data) 2012 4th Qtr 2012 3rd Qtr 2011 4th Qtr Net interest income FTE (a) $119,130 $120,741 $123,598 Provision for non covered loan losses 7,116 9,965 12,275 Provision for covered loan losses 5,146 6,214 2,773 Other income 61,652 54,925 59,737 Other expenses 112,181 108,587 123,874 FTE adjustment (a) 2,900 2,851 2,632 Net income 38,224 34,953 30,496 Diluted EPS 0.35 0.32 0.28 Prior Quarter Comparison  4Q12 Net income increased $3.3 million, or 9.36%, compared with 3Q12 Prior-Year Quarter Comparison  4Q12 net income increased $ 7.7 million, or 25.34%, compared with 4Q11 (a) Net interest income on a fully tax-equivalent ("FTE") basis restates interest on tax-exempt securities and loans as if such interest were subject to federal income tax at the statutory rate. Net interest income on an FTE basis is not an accounting principle generally accepted in the United States of America.

Fee Income 5 Prior Quarter Comparison  4Q12 Noninterest income, net of securities transactions, increased $4.9 million, or 8.93%, compared with 3Q12 Prior-Year Quarter Comparison  4Q12 Noninterest income, net of securities transactions, increased $5.3 million, or 9.79%, compared with 4Q11 Noninterest Income (dollars in thousands) 2012 4th Qtr 2012 3rd Qtr 2011 4th Qtr Trust department income $5,662 $6,124 $5,413 Service charges on deposits 14,247 14,603 15,622 Credit card fees 11,167 11,006 10,182 ATM and other service fees 3,432 3,680 3,920 Bank owned life insurance income 3,067 3,094 3,381 Investment services and insurance 2,147 2,208 1,844 Investment securities gains, net 2,425 553 5,790 Loan sales and servicing income 7,946 7,255 5,102 Other operating income 11,559 6,402 8,483 Total other income 61,652 54,925 59,737

Noninterest Expense 6 Noninterest Expense (dollars in thousands) 2012 4th Qtr 2012 3rd Qtr 2011 4th Qtr Salaries, wages, pension, and employee benefits $61,560 $58,061 $62,546 Net occupancy expense 7,114 8,077 7,270 Equipment expense 7,398 7,143 7,234 Taxes, other than federal income taxes 1,924 2,051 1,389 Stationary, supplies and postage 2,162 2,210 2,719 Bankcard, loan processing and other costs 9,260 8,424 7,948 Advertising 2,774 2,472 2,275 Professional services 6,119 4,702 5,763 Telephone 1,230 1,316 1,525 Amortization of intangibles 444 456 543 FDIC expense 1,738 1,832 5,119 Other operating expenses 10,458 11,843 19,543 Total noninterest expense 112,181 108,587 123,874 Prior Quarter Comparison  Total noninterest expense for 4Q12 increased $3.6 million, or 3.31%, compared with 3Q12 Prior-Year Quarter Comparison  Total noninterest expense for 4Q12, decreased $11.7 million, or 9.44%, compared with 4Q11

Net Interest Margin 7 (% )

Asset Yields / Liability Costs* 8 (dollars in thousands) December 31, 2012 September 30, 2012 December 31, 2011 Total investment securities and federal funds sold 3,686,815 2.89% 3,693,624 2.90% 3,480,508 3.08% Non-Covered loans 8,444,208 3.94% 8,185,507 4.08% 7,673,913 4.34% Covered loans 1,095,185 6.33% 1,216,711 6.26% 1,569,232 5.90% Total loans 9,539,393 4.22% 9,402,218 4.36% 9,243,145 4.62% Total earning assets 13,246,693 3.85% 13,119,473 3.95% 12,747,868 4.20% Demand – non interest bearing 3,306,444 -- 3,236,703 -- 3,013,543 -- Demand – interest bearing 1,122,796 0.09% 1,080,841 0.09% 991,456 0.09% Savings and money market accounts 5,743,599 0.36% 5,746,210 0.36% 5,569,213 0.43% Certificates and other time deposits 1,422,246 0.64% 1,528,177 0.71% 1,842,334 0.69% Total deposits 11,595,085 0.27% 11,591,931 0.28% 11,416,546 0.33% Borrowings 1,120,969 0.47% 1,210,423 0.47% 1,224,725 0.60% Total interest bearing liabilities 9,409,610 0.39% 9,565,651 0.40% 9,627,758 0.46% (*) FTE average quarterly balances and yields/costs

Deposits* Average Core Deposits* $ in millions Average Total Deposits 28% 10% 50% CDs 12% DDA-non-interest DDA-interest Savings/MMA CDs 88% of deposits are core deposits. 9 (*) Core deposits include all deposits less certificates of deposit, average total deposit composition as of 12/31/12

10 Average Commercial Loans $ in millions Commercial Loan Composition Commercial Loan Portfolio* (*) Excluding covered loans, commercial loan composition at 12/31/12

Credit Results – Excluding Covered Loans 11

Capital Position 12 (dollars in thousands) December 31, 2012 September 30, 2012 December 31, 2011 Consolidated Total Equity $1,645,202 11.03% $1,624,704 11.11% $1,565,953 10.84% Common Equity 1,645,202 11.03% 1,624,704 11.11% 1,565,953 10.84% Tangible common equity (a) 1,178,785 8.16% 1,157,843 8.18% 1,097,670 7.86% Tier 1 capital (b) 1,193,188 11.25% 1,170,095 11.37% 1,119,892 11.48% Total risk-based capital (c) 1,325,971 12.50% 1,298,944 12.63% 1,242,177 12.73% Leverage (d) 1,193,188 8.43% 1,170,095 8.25% 1,119,892 7.95% (a) Common equity less all intangibles; computed as a ratio to total assets less intangible assets. (b) Shareholders’ equity less goodwill; computed as a ratio to risk adjusted assets, as defined in the 1992 risk based capital guidelines. (c) Tier 1 capital plus qualifying loan less allowance, computed as a ratio to risk adjusted assets as defined in the 1992 risk based capital guidelines. (d) Tier 1 capital computed as a ratio to the latest quarter’s average assets less goodwill.

Fourth Quarter 2012 Earnings Conference Call Supplemental Information January 22, 2013 FIRSTMERIT Corporation